SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 18, 2012 (December 17, 2012)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis Street, Suite 1400, Houston, Texas (Address of principal executive offices)	77002 (Zip code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement.

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. (“Dynegy Danskammer”) and Dynegy Roseton, L.L.C. (“Dynegy Roseton”) (DH’s wholly-owned subsidiaries, collectively, the “DNE Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Bankruptcy Court”). On July 6, 2012, Dynegy Inc. (“Dynegy”), DH’s direct parent, filed a voluntary petition for relief under the Bankruptcy Code in the Bankruptcy Court. On August 16, 2012, the DNE Debtors filed a motion (the “Sale Motion”) seeking to sell the Dynegy Roseton and Dynegy Danskammer power generation facilities (the “Facilities”). The Sale Motion contemplated the sale of the Facilities through an auction process. On September 10, 2012, the Bankruptcy Court entered an order confirming the Joint Chapter 11 Plan of Reorganization for DH and Dynegy (the “Joint Plan”). On September 27, 2012, the Bankruptcy court entered an order approving bid procedures for the sale of one or both of the Facilities, notice procedures for the sale, auction and hearing and notice procedures for the assumption and assignment of executory contracts.

As also previously disclosed, on September 30, 2012, pursuant to the terms of the Joint Plan, DH merged with and into Dynegy, with Dynegy continuing as the surviving entity. On October 1, 2012, Dynegy consummated the reorganization under Chapter 11 pursuant to the Joint Plan and Dynegy exited bankruptcy.  The DNE Debtors did not emerge from bankruptcy and remain under Chapter 11 protection. In November 2012, the DNE Debtors commenced an auction for the Facilities. Notice of the winning bids was provided on December 10, 2012, and the DNE Debtors filed a supplemental Sale Motion describing the terms of the winning bids and noticed a sale hearing for December 21, 2012.

Further, as disclosed on December 10, 2012, Dynegy Roseton entered into a binding letter agreement and term sheet attached as Exhibit A thereto (collectively, the “Roseton LOI”) with Louis Dreyfus Highbridge Energy LLC (“LDHE”) pursuant to which Dynegy Roseton and LDHE would negotiate in good faith to prepare and enter into definitive documentation for the acquisition by LDHE of the Dynegy Roseton power generation facility and associated real property consistent with the terms set forth in the Roseton LOI. On December 14, 2012, the DNE Debtors filed a Chapter 11 Plan of Liquidation and a related Disclosure Statement with the Bankruptcy Court.

On December 17, 2012, Dynegy Roseton filed with the Bankruptcy Court an agreed upon final form asset purchase agreement (the “Roseton APA”) between Dynegy Roseton and LDH U.S. Asset Holdings LLC (“LDH Holdings”) with substantially the same material terms as the Roseton LOI. The Roseton APA contains customary representations and warranties on the part of Dynegy Roseton and LDH Holdings. The Roseton APA is subject to Bankruptcy Court approval, expected to be received on or about December 21, 2012, and is anticipated to  be executed on or prior to such date. The foregoing description of the Roseton APA may not contain all of the information that is important to you and is qualified in its entirety by reference to the full text of the Roseton APA, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

ITEM 9.01                                  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
**2.1	Agreed upon form Asset Purchase Agreement dated as of December , 2012, among LDH U.S. Asset Holdings LLC and Dynegy Roseton, L.L.C.

**Pursuant to Item 6.01(b)(2) of Regulation S-K exhibits and schedules are omitted. Dynegy agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.

Date: December 18, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, Chief Compliance Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Document
**2.1	Agreed upon form Asset Purchase Agreement dated as of December , 2012, among LDH U.S. Asset Holdings LLC and Dynegy Roseton, L.L.C.

**Pursuant to Item 6.01(b)(2) of Regulation S-K exhibits and schedules are omitted. Dynegy agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.